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                                                                EXHIBIT 10.18

                                FIRST AMENDMENT
                               TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") dated as of August 30th 1995, is made and entered into by and between HASKEL INTERNATIONAL, INC., a California corporation ("Borrower"), and UNION BANK, a California banking corporation ("Bank").

                                    RECITALS:

A. Borrower and Bank are parties to that certain Loan Agreement dated as of February 21, 1995 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement, subject to the terms and conditions of this First Amendment.

                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.      Amendments to the Agreement.

        (a) Section 1.8 of the Agreement is hereby amended to read in full as follows:

        "1.8 Security. Prior to any disbursement of the Loans on or after the effective date of the First Amendment to this Agreement, Bank shall have received an Amended and Restated Security Agreement, whereby Borrower shall pledge and grant to Bank a first priority perfected security interest in 50,000 shares of deferred ordinary stock of Borrower's subsidiary, Haskel Energy Systems, Ltd.

        (b) The definition of "Debt Service" appearing in Section 4.10 of the Agreement is hereby amended to read in full as follows:

        "Debt Service" shall mean the sum of (a) the principal portion of all term obligations owing to Bank or any other person or entity coming due within 12 months after the date of calculation, and (b) interest expense, non-financed capital expenditures, dividends and the aggregate amount, expressed in Dollars, of all purchases, redemptions, retirements and other acquisitions of shares of the capital stock of Borrower for the twelve (12) months preceding the date of calculation."

3. Effectiveness of this First Amendment. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

        (a) A counterpart of this First Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated below; and

        (b) An Amended and Restated Security Agreement, duly executed by Borrower; and

        (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. Ratification. Except as specifically amended hereinabove, the Agreement shall remain in full force and

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effect and is hereby ratified and confirmed.

5. Representations and Warranties. Borrower represents and warrants as follows:

        (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

        (b) The execution, delivery and performance of this First Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; and

        (c) No event has occurred and is continuing or would result from this First Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. Governing Law. This First Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.



HASKEL INTERNATIONAL, INC.             UNION BANK



By:    /s/ MAURY FRIEDMAN              By:     /s/ CATHERINE ABE
   -------------------------------        ---------------------------------
           Maury Friedman                          Catherine Abe

Title:  President                      Title:  Vice President
      ----------------------------           ------------------------------

By:    /s/ L. D. SCHNELL               By:    /s/ ALLISON W. BERRY
   -------------------------------        ---------------------------------
           L. D. Schnell                          Allison W. Berry

Title:  Chief Financial Officer        Title:  Credit Officer
      ----------------------------           ------------------------------




Acknowledged and Agreed and
Continuing Guaranty dated February
21, 1995 confirmed this _____ day
of August, 1995



M.G. ELECTRONICS, INC.


By:    /s/ MAURY FRIEDMAN
   -------------------------------
           Maury Friedman

Title:  Chairman
      ----------------------------